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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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CONSECO, INC.

(Name of Registrant as Specified In Its Charter)
Conseco, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Conseco, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 29, 2005
      Notice Is Hereby Given That the Annual Meeting of Shareholders of Conseco, Inc. (the “Company”), will be held at the Conseco Conference Center, 530 College Drive, Carmel, Indiana, at 11:00 a.m., local time, on August 29, 2005, for the following purposes:

1.	To elect eight directors, each for a one-year term ending in 2006;

2.	To approve the Conseco, Inc. 2003 Amended and Restated Long-Term Incentive Plan;

3.	To approve the Conseco, Inc. 2005 Pay for Performance Incentive Plan;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2005; and

5.	To consider such other matters, if any, as may properly come before the meeting.
      Holders of record of outstanding shares of the common stock of the Company as of the close of business on July 12, 2005, are entitled to notice of and to vote at the meeting. Holders of common stock have one vote for each share held of record.
      Whether or not you plan to be present at the meeting, please complete, sign and return the enclosed form of proxy. No postage is required to return the form of proxy in the enclosed envelope. The proxies of shareholders who attend the meeting in person may be withdrawn, and such shareholders may vote personally at the meeting.

By Order of the Board of Directors

Karl W. Kindig, Secretary
July 25, 2005
Carmel, Indiana

Conseco, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032

PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Conseco, Inc. (“Conseco” or the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Conseco Conference Center, 530 College Drive, Carmel, Indiana on August 29, 2005, at 11:00 a.m., local time. It is expected that this Proxy Statement and proxy will be mailed to the shareholders on or about July 26, 2005. The enclosed proxy is solicited by our Board of Directors. Proxies are being solicited principally by mail. Directors, officers and regular employees of Conseco may also solicit proxies in person, through the mail or by telecommunications. All expenses relating to the preparation and mailing to the shareholders of the Notice, Proxy Statement and form of proxy are to be paid by Conseco.
      If the enclosed form of proxy is properly executed and returned in time for the meeting, the named proxy holders will vote the shares represented by the proxy in accordance with the instructions marked on the proxy. Proxies returned unmarked will be voted for each of the nominees for director (Proposal 1), for the approval of the Conseco, Inc. 2003 Amended and Restated Long-Term Incentive Plan (Proposal 2), for the approval of the Conseco, Inc. 2005 Pay for Performance Incentive Plan (Proposal 3) and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2005 (Proposal 4). A shareholder may revoke a proxy at any time before it is exercised by mailing or delivering to Conseco a written notice of revocation or a later-dated proxy, or by attending the meeting and voting in person.
      Only holders of record of shares of Conseco’s common stock (“Common Stock”) as of the close of business on July 12, 2005, will be entitled to vote at the meeting. On such record date, Conseco had 152,953,421 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock will be entitled to one vote with respect to each matter submitted to a vote at the meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.
      The election of directors (Proposal 1) will be determined by the plurality of the votes cast by the holders of shares represented (in person or by proxy) and entitled to vote at the Annual Meeting provided a quorum is present. Consequently, the eight nominees who receive the greatest number of votes cast will be elected as directors of the Company. The vote required to approve the adoption of the 2003 Long-Term Incentive Plan (Proposal 2), the 2005 Pay for Performance Incentive Plan (Proposal 3) and the ratification of the appointment of our independent registered public accounting firm (Proposal 4) is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting provided a quorum is present. Shares present which are properly withheld as to voting, and shares present with respect to which a broker indicates that it does not have authority to vote (“broker non-votes”), will not be counted for any purpose other than determining the presence of a quorum at the Annual Meeting. As a result, abstentions from voting or broker non-votes will have the same legal effect as voting against Proposals 2, 3 and 4.

SECURITIES OWNERSHIP
      The following table sets forth certain information concerning the beneficial ownership of our common stock as of July 12, 2005 (except as otherwise noted) by each person known to us who beneficially owns more than 5% of the outstanding shares of our common stock, each of our directors, each of our current executive officers that are named in the Summary Compensation Table on page 11 and all of our directors and executive officers as a group.

		Shares Beneficially Owned

Title of Class	Name and Address	Number	Percentage

Common stock	Massachusetts Financial Services Company(1)	9,672,070	6.4%
Common stock	Lord, Abbett & Co., LLC(2)	9,093,975	6.0
Common stock	FMR Corp.(3)	7,724,616	5.1
Common stock	R. Glenn Hilliard(4)	1,271,452	*
Common stock	William S. Kirsch(5)	500,000	*
Common stock	Debra J. Perry(6)	7,351	*
Common stock	Philip R. Roberts(6)	10,877	*
Common stock	Neal C. Schneider(6)	10,877	*
Common stock	Michael S. Shannon(6)	20,877	*
Preferred stock, Class B		8,000	*
Common stock	Michael T. Tokarz(6)	10,877	*
Common stock	John G. Turner(6)	11,877	*
Common stock	Eugene M. Bullis(7)	312,500	*
Common stock	James E. Hohmann	100,000	*
Common stock	Eric R. Johnson(8)	112,500	*
Common stock	John R. Kline(9)	75,000	*
Common stock	All directors and executive officers as a group (12 persons)(10)	2,444,188	1.6

*	Less than 1%.

(1)	Based solely on the Schedule 13G filed with the SEC on February 9, 2005 by Massachusetts Financial Services Company. Includes 336,840 shares resulting from the assumed conversion of shares of our Class B convertible preferred stock. The business address for Massachusetts Financial Services Company is 500 Boylston Street, Boston, MA 02116.

(2)	Based solely on the Schedule 13G filed with the SEC on February 14, 2005 by Lord Abbett & Co., LLC. The business address for Lord Abbett & Co., LLC is 90 Hudson Street, Jersey City, NJ 07302.

(3)	Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2004 by FMR Corp. on behalf of a group. Includes 905,916 shares resulting from the assumed conversion of shares of our class B convertible preferred stock. The Schedule 13G states that FMR Corp. beneficially owns 7,724,616 shares of our common stock, of which it has sole voting power with respect to 7,300 shares and sole dispositive power with respect to all the shares. As described in the Schedule 13G, various other persons, including Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company, among others, have sole voting and/or dispositive power over varying amounts of our common stock. The business address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(4)	Includes 98,119 shares held by a charitable foundation, of which Mr. Hilliard is a trustee. He disclaims beneficial ownership of such shares. Also includes options, exercisable currently or within 60 days of July 12, 2005, to purchase 418,333 shares of common stock.

(5)	Includes options, exercisable currently or within 60 days of July 12, 2005, to purchase 100,000 shares of common stock.

(6)	Includes options, exercisable currently or within 60 days of July 12, 2005, to purchase 3,334 shares of common stock.

(7)	Includes options, exercisable currently or within 60 days of July 12, 2005, to purchase 62,500 shares of common stock.

(8)	Includes options, exercisable currently or within 60 days of July 12, 2005, to purchase 37,500 shares of common stock.

(9)	Includes options, exercisable currently or within 60 days of July 12, 2005, to purchase 25,000 shares of common stock.

(10)	Includes 1,483,434 shares of restricted stock which have not yet vested and options, exercisable currently or within 60 days of July 12, 2005, to purchase an aggregate of 663,337 shares of common stock held by directors and executive officers.

PROPOSAL 1
ELECTION OF DIRECTORS
      Our board of directors is currently comprised of eight members, divided into two classes as follows: Messrs. Kirsch, Roberts and Tokarz and Ms. Perry are Class I Directors, and Messrs. Hilliard, Schneider, Shannon and Turner are Class II Directors. The terms of office of the Class I Directors and the Class II Directors expire at our 2005 annual meeting of shareholders. Other than the term of office of the initial Class II Directors (which was two years), the term of office of each class of directors will expire at the next succeeding annual meeting of shareholders. Accordingly, all directors will be elected annually for one-year terms, beginning with the 2005 annual meeting of shareholders. All directors will serve until their successors are duly elected and qualified.
      Unless authority is specifically withheld, the shares of Common Stock represented by the enclosed form of proxy will be voted in favor of all nominees. Should any of the nominees become unable to accept election, the persons named in the proxy will exercise their voting power in favor of such person or persons as the board of directors of Conseco may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The board of directors knows of no reason why any of its nominees would be unable to accept election.
      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.
      Set forth below is information regarding each person nominated for election as a Class I or Class II Director.
Nominees for Election as Class I Directors:
      William S. Kirsch, 48, has been president and chief executive officer and director since August 2004. From September 2003 until August 2004 he served as executive vice president, general counsel and secretary of Conseco. Mr. Kirsch was with the law firm of Kirkland & Ellis LLP from 1981 until 2004.
      Debra J. Perry, 54, has served as a director of Conseco since June 2004. From 2001 until 2004, she served as senior managing director of global ratings and research at Moody’s Investors Service. From 1999 until 2000, Ms. Perry served as chief administrative officer of Moody’s Corporation and from 1992 until 1999 she served in a variety of management positions with Moody’s including group managing director of the Finance, Securities and Insurance Group (which rated all non-bank financial institutions worldwide). Ms. Perry is also a director of MBIA Inc.
      Philip R. Roberts, 63, joined our board of directors in September 2003. Since 2000, Mr. Roberts has been principal of Roberts Ventures L.L.C., consultant for merger and acquisition and product development for investment management firms. From 1996 until 2000, Mr. Roberts served as chief investment officer of trust business for Mellon Financial Corporation and headed its institutional asset management businesses from 1990 to 1996.
      Michael T. Tokarz, 55, joined our board of directors in September 2003. Mr. Tokarz is the chairman of MVC Capital, Inc. (a registered investment company). In addition, he has been a managing member of the Tokarz Group, LLC (venture capital investments) since 2002. He was a general partner with Kohlberg Kravis Roberts & Co. from 1985 until he retired in 2002. Mr. Tokarz is also a director of Walter Industries, Inc, Idex Corp., Dakota Growers Pasta Companies, Inc., Vitality Foodservice, Inc., Nexstar Financial Corp., United Fixtures Company and Stonewater Control Systems, Inc.
Nominees for Election as Class II Directors:
      R. Glenn Hilliard, 62, became the non-executive chairman of our board of directors in September 2003 and became executive chairman in August 2004. Mr. Hilliard has been chairman and chief executive officer of Hilliard Group, LLC, an investment and consulting firm, since 2003. From 1999 until his retirement in 2003, Mr. Hilliard served as chairman, chief executive officer and a member of the executive committee for ING Americas. From 1994 to 1999 he was chairman and CEO of ING North America. Mr. Hilliard is a director of Alea Group Holdings (Bermuda) Ltd. and Trustee of Nations Funds Trust.
      Neal C. Schneider, 61, joined our board of directors in September 2003. Between 2002 and 2003, Mr. Schneider was a partner of Smart and Associates, LLP, a business advisory and accounting firm. Between 2000 and 2002, he was an independent consultant. Until his retirement in 2000, Mr. Schneider spent 34 years with Arthur Andersen & Co., including service as partner in charge of the Worldwide Insurance Industry Practice and the North American Financial Service Practice. Mr. Schneider has been chairman of the board of PMA Capital Corporation since November 2002.
      Michael S. Shannon, 47, joined our board of directors in September 2003. Mr. Shannon has served as president and chief executive officer of KSL II Management Operations, LLC, dba KSL Resorts (manager of golf courses and destination resorts in the U.S.) since 2004. He was co-founder of KSL Recreation Corporation and from 1992 to 2004 served as its president and chief executive officer. Mr. Shannon was lead director of ING Americas before joining our board. Mr. Shannon is also a director of ING Direct.
      John G. Turner, 65, joined our board of directors in September 2003. Mr. Turner has been chairman of Hillcrest Capital Partners, a private equity investment firm since 2002. Mr. Turner served as chairman and CEO of ReliaStar Financial Corp. from 1991 until it was acquired by ING in 2000. After the acquisition he became vice chairman and a member of the executive committee for ING Americas until his retirement in 2002. Mr. Turner is a director of Hormel Foods Corporation, Shopko Stores, Inc. and ING Funds.
Board Committees
      Audit and Enterprise Risk Committee. The Audit and Enterprise Risk Committee’s functions, among others, are to recommend the appointment of independent auditors; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor the Company’s compliance with legal and regulatory requirements; and discuss with management and the independent accountants our draft annual and quarterly financial statements and key accounting and/or reporting matters. The Audit and Enterprise Risk Committee currently consists of Messrs. Schneider, Roberts and Turner and Ms. Perry, with Mr. Schneider serving as chairman of the committee and as “audit committee financial expert,” as defined under Securities and Exchange Commission rules promulgated under the Sarbanes-Oxley Act. All current members of the Audit and Enterprise Risk Committee are “independent” within the meaning of the regulations adopted by the Securities and Exchange Commission and the listing requirements adopted by the New York Stock Exchange regarding audit committee membership. The current members also satisfy the financial literacy qualifications of the New York Stock Exchange listing standards. The committee met on 12 occasions in 2004. A copy of the Audit and Enterprise Risk Committee’s charter is available on our website at www.conseco.com.
      Governance and Strategy Committee. The Governance and Strategy Committee is responsible for, among other things, establishing criteria for board membership; considering, recommending and recruiting candidates to fill new positions on the board; reviewing candidates recommended by shareholders; and considering questions of possible conflicts of interest involving board members, executive officers and key employees. It is also responsible for developing principles of corporate governance and recommending them to the board for its approval and adoption, and reviewing periodically these principles of corporate governance to insure that they remain relevant and are being complied with. The Governance and Strategy Committee currently consists of Messrs. Tokarz and Shannon and Ms. Perry, with Mr. Tokarz serving as chairman of the committee. All current members of the Governance and Strategy Committee are “independent” within the meaning of the listing requirements adopted by the New York Stock Exchange regarding nominating committee membership. The committee held four meetings during 2004. A copy of the Governance and Strategy Committee’s charter is available on our website at www.conseco.com. The

Governance and Strategy Committee does not have a written policy regarding shareholder nominations for director candidates. The Governance and Strategy Committee will, however, consider candidates for director nominees put forward by shareholders. See “Shareholder Proposals for 2006 Annual Meeting” for a description of the advance notice procedures for shareholder nominations for directors.
      Human Resources and Compensation Committee. The Human Resources and Compensation Committee is responsible for, among other things, approving overall compensation policy; recommending to the board the compensation of the chief executive officer and other senior officers; and reviewing and administering our incentive compensation and equity award plans. The Human Resources and Compensation Committee currently consists of Messrs. Turner, Tokarz and Shannon, with Mr. Shannon serving as chairman of the committee. All current members of the Human Resources and Compensation Committee are “independent” within the meaning of the listing requirements adopted by the New York Stock Exchange regarding compensation committee membership. The committee met on three occasions in 2004. A copy of the Human Resources and Compensation Committee’s charter is available on our website at www.conseco.com.
      Investment Committee. The Investment Committee is responsible for, among other things, reviewing investment policies, strategies and programs; overseeing the investment of funds in accordance with policies and limits approved by it; and reviewing the quality and performance of our investment portfolios and the alignment of asset duration to liabilities. The Investment Committee currently consists of Messrs. Kirsch, Schneider and Roberts, with Mr. Roberts serving as chairman of the committee. A copy of the Investment Committee’s charter is available on our website at www.conseco.com.
      Executive Committee. Subject to the requirements of applicable law, including our certificate of incorporation and bylaws, the Executive Committee is responsible for exercising, as necessary, the authority of the board of directors in the management of our business affairs during intervals between board meetings. The Executive Committee currently consists of Messrs. Hilliard, Kirsch and Turner, with Mr. Turner serving as chairman of the committee. A copy of the Executive Committee’s charter is available on our website at www.conseco.com.
Director Compensation
      Our non-employee directors receive an annual cash retainer of $70,000. The chairman of the Audit and Enterprise Risk Committee receives an additional annual cash fee of $30,000, and directors who serve as chairman of one of our other board committees receive an additional annual cash fee of $20,000. Each member of the Audit and Enterprise Risk Committee (including the chairman) receives an additional annual cash retainer of $15,000. Cash fees are paid quarterly in advance. Our non-employee directors are also entitled to receive $70,000 in annual equity awards under the Conseco, Inc. 2003 Long-Term Equity Incentive Plan. In addition, the directors (other than Mr. Kirsch and Mr. Hilliard) were awarded a one-time equity grant for joining the Board, consisting of 2,000 shares of restricted common stock and an option to purchase 10,000 shares of common stock. Directors are reimbursed for out-of-pocket expenses incurred in connection with the performance of their responsibilities as directors.
Board Meetings and Attendance
      During 2004, the board of directors met on 11 occasions. All directors attended at least 75 percent of the aggregate meetings of the board and the committees on which they served. The independent directors regularly meet in executive session without the CEO or any other member of management. Mr. Hilliard presided at such executive sessions until August 2004 when he became executive chairman. Mr. Turner now presides at such sessions.
Director Independence
      The Board annually determines the independence of directors based on a review by the directors. Although the board of directors has not adopted categorical standards of materiality for independence purposes, no director is considered independent unless the board has determined that he or she has no material relationship with Conseco, either directly or as an officer, shareholder or partner of an organization that has a material relationship with Conseco. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The board considers the New York Stock Exchange guidelines in making its determination regarding independence and the materiality of any relationships with Conseco. The board has determined that all current directors other than Mr. Kirsch and Mr. Hilliard are independent.
Code of Ethics
      We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees regarding their obligations in the conduct of the Company’s affairs. A copy of the Code of Business Conduct and Ethics is available on our website at www.conseco.com.
Corporate Governance Guidelines
      Conseco is committed to best practices in corporate governance. Upon the recommendation of the Governance and Strategy Committee, Conseco adopted a set of Conseco Board Governance Operating Guidelines. A copy of the Conseco Board Governance Operating Guidelines is available on our website at www.conseco.com.
Communications with Directors
      Shareholders wishing to communicate directly with Conseco’s board of directors or any one or more individual members (including the presiding director or the independent directors as a group) are welcome to do so by writing to the Conseco Corporate Secretary, 11825 North Pennsylvania Street, Carmel, Indiana, 46032. The Corporate Secretary will forward any communications to the director or directors specified by the shareholder.
      In addition, Conseco has a policy that all directors attend the annual meeting of shareholders. All of our directors attended the annual meeting of shareholders held in 2004.
Compensation Committee Interlocks
      None of the members of the Human Resources and Compensation Committee is or has been one of our officers or employees. None of our executive officers serves, or served during 2004, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Human Resources and Compensation Committee.
Copies of Corporate Documents
      In addition to being available on our website at www.conseco.com, we will provide to any person, without charge, a printed copy of our committee charters, Code of Ethics and Board of Governance Operating Guidelines upon request to Conseco Investor Relations, 11825 N. Pennsylvania Street, Carmel, Indiana 46032; telephone (317) 817-2893 or email ir @ conseco.com.
EXECUTIVE COMPENSATION
Report of the Human Resources and Compensation Committee on Executive Compensation
Duties and Responsibilities
      The Human Resources and Compensation Committee of Conseco’s board of directors, which is composed entirely of independent directors (the “Compensation Committee”), assists the board in carrying out its responsibilities relating to the compensation of the Company’s executives. The Compensation Committee has overall responsibility for approving and evaluating the executive compensation and benefit plans, policies and programs of the Company, including:

•	Approving the overall compensation and benefits policy of the Company;

•	Making recommendations to the board of directors with respect to new cash-based and/or equity-based incentive plans;

•	Administering the Company’s annual and long-term incentive plans, and approving awards made thereunder;

•	Establishing annual and long-term performance goals and objectives for our executive officers and key senior officers;

•	Evaluating the performance of the CEO, other executive officers and key senior officers in light of performance goals and objectives;

•	Recommending to the board of directors the compensation of the CEO and approving the compensation of the other executive officers and key senior officers based upon the evaluation of the performance of the CEO and such other officers, respectively;

•	Approving appointments and promotions of executive officers and key senior officers; and

•	Preparing an annual performance self-evaluation of the Compensation Committee.
      The Compensation Committee has adopted a written charter. The current charter was approved and adopted in March 2005 and is available on the Company’s website at www.conseco.com. To assist in their duties, the Compensation Committee engaged a compensation consulting firm to provide information and advice with respect to the compensation of executive officers and directors in the financial services and insurance industries, as well as with regard to general industry trends.
Compensation Philosophy
      The Company’s executive compensation program is designed to enable the Company to attract, motivate and retain the executive management needed for achieving the Company’s goals. The goal of the Compensation Committee is to align executive compensation with shareholder value by rewarding achievement of financial and other Company goals as well as recognizing individual contributions. In general, the Compensation Committee sets “target” compensation (i.e., the expected compensation earned for target performance) for executives at median competitive levels, as compared to companies of similar size and industry. The incentive portions of the compensation package are leveraged so as to generate top quartile competitive pay should performance significantly outpace target expectations. As a result, a substantial portion of each executive officer’s total compensation is variable, based on the Company’s pay-for-performance system.
Components of Compensation
      Base Salary. Base salaries are reviewed annually and increased, as appropriate, based on individual performance, company-wide pay levels, market factors and other data that the Compensation Committee deems relevant. On average, the Compensation Committee strives to manage executive salaries at median competitive levels. However, individual salaries may be set above or below median based on the executive’s individual performance, experience and expertise.
      Bonus Payments. The Company has established a pay-for-performance bonus system designed to reward the Company’s executive officers for the achievement of specified individual and company goals that are established at the beginning of the year. This plan, the Pay for Performance (“P4P”) Incentive Plan, is being submitted to shareholders for their approval at this annual meeting, and is described beginning on page 27 of this proxy statement. For executives, actual P4P awards are based on a combination of overall Company performance and, where appropriate, business unit or individual performance. For 2004, the Company-wide performance measures used for the P4P Plan were based on earnings before interest and taxes (EBIT) and the financial strength ratings from A.M. Best Company for the Company’s principal insurance subsidiaries. The actual bonuses earned by the named executive officers for 2004 performance are shown in the Summary Compensation Table on page 11, and were paid in the first quarter of 2005. For 2005, the Compensation Committee has selected earnings per share, new annualized premiums and expenses as the Company-wide P4P performance measures.
      Equity-Based Compensation. The Compensation Committee believes that equity compensation is an integral part of the executive compensation package. The 2003 Amended and Restated Long-Term Incentive Plan is being submitted for shareholder approval at this annual meeting and is more fully described beginning on page 18 of this proxy statement. The Amended and Restated Plan does not authorize any additional shares, but does provide additional flexibility with regard to the types of awards that may be granted and updates certain provisions of the 2003 Plan to be compliant with regulatory changes.
      During 2004, the Compensation Committee approved total awards of approximately 3.5 million stock options and 1.9 million restricted shares to employees, including the named executive officers. In general, stock options are granted with a four-year vesting schedule and a 10-year term. Restricted shares generally have a three-year vesting schedule. During 2005, the Compensation Committee will be reviewing the Company’s long-term incentive program structure in light of the revision of Financial Accounting Standards No. 123 “Share Based Payment” which requires the recognition of compensation expense related to equity awards and changes in competitive practices.
      Benefits and Perquisites. Executives participate in the Company’s health and welfare benefits (e.g., medical/dental plans, disability plans, life insurance, etc.). The Company does not have any supplemental executive health and welfare programs. Executives may participate in the Company’s 401(k) Plan. Selected executives, including some of the named executive officers, have supplemental retirement provisions as part of their employment contracts. Employment contracts and change in control provisions for named executive officers are described on page 12 of this proxy statement. Information regarding supplemental benefits and perquisites for named executive officers is included in the Summary Compensation Table on page 11 of this proxy statement.
Compensation of the Chief Executive Officer
      On August 11, 2004, William Shea resigned as Chief Executive Officer of the Company. His compensation for his partial year of service is included in the Summary Compensation Table on page 11 of this proxy statement. The compensation payments received by Mr. Shea for 2004, including his salary, bonus and severance, were as provided in his employment contract entered into prior to the Company’s emergence from bankruptcy, with the approval of the U.S. Bankruptcy Court.
      On August 12, 2004, the Company entered into a contract with William Kirsch to serve as the Company’s Chief Executive Officer. The key provisions of Mr. Kirsch’s contract are detailed on page 12 of this proxy statement. For 2004, Mr. Kirsch’s base salary was set at $800,000. As provided in his agreement, he received a signing bonus of $1,700,000 and also received $1,200,000 as an annual bonus for fiscal 2004. As part of the hiring package for Mr. Kirsch, the Company also granted him 400,000 stock options and 400,000 shares of restricted stock. In 2005, the Compensation Committee has worked with its outside consultant to review competitive CEO pay levels.
Section 162(m)
      The Compensation Committee is composed of the directors listed below. The board has determined that each of the Compensation Committee members is independent under the New York Stock Exchange Corporate Governance Standards, as well as the Company’s Corporate Governance Guidelines. All Compensation Committee determinations that are intended to comply with Section 162(m) of the Internal Revenue Code (the “Code”) are made by at least two Compensation Committee members who qualify as “outside directors” under Section 162(m) of the Code. The Compensation Committee intends to seek to structure compensation arrangements for executive officers in a manner that will generally avoid the deduction limitation imposed by Section 162(m) of the Code. However, the Compensation Committee and the board continue to strongly believe that it is important and necessary that the Compensation Committee continue to have the right, in the exercise of its business judgment, to provide arrangements from time to time that may not qualify under Section 162(m) if such arrangements are, in the Compensation Committee’s view, in the best interests of the Company and its stockholders, and the Compensation Committee expressly retains that right.
      Submitted by the Human Resources and Compensation Committee:
Michael S. Shannon, Chairman
Michael T. Tokarz
John G. Turner

Performance Graph
      The Performance Graph below compares Conseco’s cumulative total shareholder return on its common stock for the period from September 12, 2003 (the first day of trading of the common stock on the New York Stock Exchange after Conseco’s emergence from bankruptcy) through June 30, 2005 with the cumulative total return of the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500 Index”) and the Dow Jones Life Insurance Index. The comparison for each of the periods assumes that $100 was invested on September 12, 2003 in each of Conseco common stock, the stocks included in the S&P 500 Index and the stocks included in the Dow Jones Life Insurance Index and that all dividends were reinvested. The stock performance shown in this graph represents past performance and should not be considered an indication of future performance of Conseco’s common stock.
COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG CONSECO, S&P 500 INDEX AND DOW JONES LIFE INSURANCE INDEX

Cumulative Total Returns	9/12/03	12/31/03	12/31/04	6/30/05

DJ Life Insurance Index	$100	$113	$137	$149

S&P 500 Index	$100	$110	$122	$121

Conseco, Inc.	$100	$107	$98	$108

Summary Compensation Table
      The following Summary Compensation Table sets forth the cash compensation and certain other compensation paid to each person who served as chief executive officer and the other five most highly compensated individuals who served as executive officers of Conseco in 2004 (collectively, the “named executive officers”) for services rendered during 2004.

					Long-Term Compensation

		Annual Compensation			Awards

						Number of
						Securities
					Restricted	Underlying
					Stock	Options/SARs
Name and Principal Position	Year	Salary	Bonus(1)	Other(2)	Awards(3)	(in shares)(4)

William S. Kirsch(6)(7)	2004	$296,923	$2,900,071	—	$6,480,000	400,000
President and Chief Executive Officer
William J. Shea(8)	2004	671,154	307,500	$105,047	1,707,840	296,000
Former President and Chief	2003	1,026,122	2,000,000		13,569,000	500,000
Executive Officer	2002	774,038	1,100,000	87,625	—	—
Eugene M. Bullis(9)	2004	600,000	1,140,073	242,556	—	250,000
Executive Vice President	2003	609,135	2,400,000		5,467,500	—
and Chief Financial Officer	2002	243,590	600,000		—	—
R. Glenn Hilliard(7)(10)	2004	1,000,000	1,500,070		4,556,850	255,000
Chairman of the Board
James E. Hohmann(7)(11)	2004	8,654	600,000		1,940,000	200,000
Executive Vice President and Chief Administrative Officer
Eric R. Johnson(7)(12)	2004	500,000	925,071		—	150,000
President, 40|86 Advisors, Inc.	2003	505,961	1,600,000		1,640,250	—
John R. Kline	2004	275,000	404,602		—	100,000
Senior Vice President and	2003	275,000	171,875		1,093,500	—
Chief Accounting Officer	2002	214,571	1,052,500		—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

All Other
Name and Principal Position	Compensation(5)

William S. Kirsch(6)(7)	$517
President and Chief Executive Officer
William J. Shea(8)	6,256,847
Former President and Chief	68,379
Executive Officer	3,677
Eugene M. Bullis(9)	3,030
Executive Vice President	162,090
and Chief Financial Officer	—
R. Glenn Hilliard(7)(10)	297
Chairman of the Board
James E. Hohmann(7)(11)	—
Executive Vice President and Chief Administrative Officer
Eric R. Johnson(7)(12)	522
President, 40|86 Advisors, Inc.	180
John R. Kline	416
Senior Vice President and	270
Chief Accounting Officer	6,310

(1)	Bonus amounts shown for 2003 include payments approved by the Bankruptcy Court.

(2)	A dash in this column means the total perquisites and personal benefits for the named officer for the year indicated were less than $50,000 and in accordance with applicable SEC rules are not required to be included in the summary compensation table. Includes for Mr. Shea $92,333 and for Mr. Bullis $242,556, which represents, in each case, the difference between the amount paid by the executive for use of the Company’s leased airplane in 2004 pursuant to the IRS stated rate for airplane usage and the estimated cost of such usage to the Company. The Company terminated its airplane lease in February 2005. Also includes for Mr. Shea $68,541 relating to his personal use of Company aircraft in 2002.

(3)	The amounts shown in this column represent the value of the award of shares of restricted stock based on the closing price of the common stock on the dates of grant. All restricted stock awards in this column to current executive officers are subject to future vesting and are subject to forfeiture if the officer’s employment is terminated prior to vesting.

(4)	No stock appreciation rights have been granted.

(5)	For 2004, the amounts reported in this column represent the following amounts paid for the named executive officers: (i) severance payment (Mr. Shea, $6,250,000); (ii) the cost of individual life insurance coverage (Mr. Kirsch, $449, Mr. Shea, $6,331, Mr. Bullis, $2,256, Mr. Johnson $342, and Mr. Kline $146); and (iii) group life insurance premiums (Mr. Kirsch, $68, Mr. Shea, $516, Mr. Bullis, $774, Mr. Hilliard, $297, Mr. Johnson, $180 and Mr. Kline, $270).

(6)	Mr. Kirsch was elected as President and Chief Executive Officer in August 2004. His bonus for 2004 included a $1,700,000 signing bonus.

(7)	No compensation information is reported for years prior to the year in which the named executive officer became an executive officer of the Company.

(8)	Mr. Shea’s employment terminated in August 2004. All of the options and restricted stock awards granted to Mr. Shea in 2004 were cancelled prior to vesting. Of the options and restricted stock awards granted to Mr. Shea in 2003, approximately 52% were cancelled prior to vesting.

(9)	Mr. Bullis’ employment commenced in July 2002.

(10)	Mr. Hilliard became an executive officer and an employee in August 2004. The amounts shown include payments he received for the period from January – August 2004 when he served as Non-Executive Chairman.

(11)	Mr. Hohmann became an executive officer in December 2004.

(12)	Mr. Johnson became an executive officer in September 2003.
Employment Agreements
      Chief Executive Officer. We have entered into an employment agreement with William S. Kirsch, effective August 12, 2004, pursuant to which he would serve as our President and Chief Executive Officer for a term of five years. The agreement provides for an annual base salary of $800,000, an annual performance-based bonus with a target of 100% of base salary and a maximum of 200% of base salary, a signing bonus of $1,700,000 and a minimum bonus for 2004 equal to 150% of his base salary. Under the agreement, we provided Mr. Kirsch with an initial equity award comprised of options to purchase 400,000 shares of common stock with an exercise price equal to fair market value on the date of grant and 400,000 shares of restricted stock, all of which are subject to vesting, pursuant to the Conseco 2003 Long-Term Equity Incentive Plan. We agreed to provide Mr. Kirsch with a life insurance policy with a face amount equal to his base salary. If Mr. Kirsch is terminated by the Company without just cause or if he resigns for good reason (other than in connection with a change of control termination), he is entitled to receive his target bonus (prorated for the partial year period ending on the date of termination), a cash payment equal to two times his annual base salary (subject to reduction if termination occurs prior to the first anniversary of the effective date of the agreement) and a cash payment equal to two times his target bonus. Any options or shares of restricted stock Mr. Kirsch holds on the date of termination shall vest only through such date according to the normal vesting schedule applicable to such options or restricted stock, provided that Mr. Kirsch shall receive additional vesting credit with respect to his initial grant of 400,000 shares of restricted stock and options to purchase 400,000 shares of common stock as if he had remained employed by the Company until the next succeeding anniversary of the date of grant, with the restricted stock being deemed to vest on the same dates as are applicable to the options. If Mr. Kirsch is terminated by the Company (other than for just cause) or if he resigns with good reason within six months in anticipation of or within two years following a change of control of the Company, he is entitled to receive his target bonus (prorated for the partial year period ending on the date of termination), a cash payment equal to three times his annual base salary and a cash payment equal to three times his target bonus. In addition, the initial grant of options and restricted stock granted under the agreement shall fully vest in connection with the change of control or, if later, the date of termination. Under the agreement, Mr. Kirsch is entitled to a gross-up for excise tax payments under Section 280G of the Internal Revenue Code. Mr. Kirsch is also subject to a one-year non-solicitation and non-competition period after his employment with the Company has ended. In the agreement, we recognized that the agreement was an interim agreement and agreed to conduct good-faith negotiations to replace the agreement by the spring of 2005, with a goal of adjusting Mr. Kirsch’s compensation and other employment terms to make them competitive with those applicable to chief executive officers of companies of like size and type. In 2005, the Compensation Committee has worked with its outside consultant to review competitive CEO pay levels.

      Former Chief Executive Officer. On May 27, 2003, our predecessor entered into an employment agreement with William J. Shea pursuant to which he would serve as our President and Chief Executive Officer for an initial term of three years. This agreement, which became effective upon our emergence from bankruptcy, was negotiated with our predecessor’s creditors committee and was approved by the Bankruptcy Court in connection with the approval of the plan of reorganization. The agreement provided for an annual base salary of $1,000,000, an annual performance-based bonus with a target of 100% of base salary, and an emergence bonus of $1,000,000, which was paid shortly after our emergence from bankruptcy. Under the agreement, we issued Mr. Shea options to purchase 500,000 shares of common stock and 500,000 shares of restricted stock, all of which were subject to vesting, pursuant to the Conseco 2003 Long-Term Equity Incentive Plan. The agreement also provided that Mr. Shea will receive a retirement benefit of $500,000 per year. Mr. Shea’s retirement benefit is guaranteed by our subsidiaries, Conseco Services, LLC and Conseco Life Insurance Company of Texas. The agreement also provided that if Mr. Shea was terminated by Conseco without just cause, he would be entitled to a payment of $6,250,000 and a pro rata portion of the greater of (i) his annual bonus for the year in which the separation occurs or (ii) $500,000. Mr. Shea is subject to a non-competition clause under the agreement until August 2005.
      Chief Financial Officer. We have entered into an employment agreement, effective September 10, 2003, with Eugene M. Bullis pursuant to which he would serve as our Executive Vice President and Chief Financial Officer for a term of three years. The agreement provides for an annual base salary of $600,000, an annual performance-based bonus with a target of 100% of base salary and an emergence bonus of $1,200,000, which was paid shortly after our emergence from bankruptcy. Mr. Bullis is also entitled to a future success bonus of $1,200,000 to be paid on the third anniversary of the agreement, subject to acceleration triggers under which one-third of the $1,200,000 future success bonus would be paid upon the occurrence of each of: (i) the first refinancing of our Class A Preferred Stock and Senior Credit Facility, (ii) our obtaining a financial strength rating from A.M. Best of “A-” or higher, and (iii) achievement of agreed upon expense reductions. Mr. Bullis has earned acceleration of $600,000 of the $1,200,000 future success bonus thus far. Under the agreement, we provided Mr. Bullis with an initial equity award comprised of options to purchase 250,000 shares of common stock and 250,000 shares of restricted stock, all of which are subject to vesting, pursuant to the Conseco 2003 Long-Term Equity Incentive Plan. The agreement also provides that Mr. Bullis will receive a supplemental retirement benefit of $250,000 per year, one-third of which will vest each anniversary of the agreement. We have agreed to provide Mr. Bullis a life insurance policy with a face amount of $600,000. If Mr. Bullis is terminated by the Company without just cause, the unpaid amount of his supplemental retirement benefit will vest and any unpaid portion of the $1,200,000 future success bonus will become due and payable. In addition, vesting of previously granted options and restricted stock will occur as if Mr. Bullis were employed through the next anniversary of our emergence from bankruptcy following his separation. In the event of a change of control of the Company, all previously granted options and restricted stock will vest. In the event that Mr. Bullis’ employment is terminated 6 months prior to or within 2 years after a change of control, the unvested amount of his supplemental retirement benefit will vest and any unpaid portion of the $1,200,000 future success bonus will become due and payable. In addition, if Mr. Bullis’ employment is terminated 6 months prior to a change of control, all of his unvested options and restricted stock will vest, retroactive to the date of termination, upon the occurrence of the change of control. Mr. Bullis is subject to a one-year non-competition clause under the agreement in the event his service with Conseco terminates prior to the end of the term.
      Executive Chairman. On June 18, 2003, our predecessor entered into an agreement with R. Glenn Hilliard pursuant to which Mr. Hilliard provided consulting services to our predecessor during the pendency of the Chapter 11 cases and agreed to serve as our non-executive chairman for an initial term of four years following our emergence from bankruptcy. This agreement, which became effective upon our emergence from bankruptcy on September 10, 2003, was negotiated with our predecessor’s creditors committee and was approved by the Bankruptcy Court in connection with the approval of the plan of reorganization. The agreement provided for (i) an annual director’s fee of $1,000,000 for the first two years of the term, and director’s fees similar to those paid to similarly situated non-executive chairmen for the latter two years of the term; (ii) a signing bonus of 98,119 shares of common stock, which were issued shortly after our emergence from bankruptcy; (iii) a retention bonus of $1,500,000, which was paid following the first anniversary of our emergence from bankruptcy, (iv) a retention bonus of $750,000, payable following the second anniversary of our emergence from bankruptcy, and (v) a fee of $60,000 per month to be paid during the period from May 15, 2003 until the Company’s emergence from bankruptcy on September 10, 2003 (this monthly fee was waived by Mr. Hilliard on December 30, 2003 in order to avoid any issues with his status as an independent director at that time). Under the agreement negotiated with our predecessor’s creditors committee, we also issued Mr. Hilliard 500,000 shares of restricted stock and options to purchase 500,000 shares of common stock, all of which are subject to vesting, pursuant to the Conseco, Inc. 2003 Long-Term Equity Incentive Plan. By the terms of that agreement, Mr. Hilliard was also entitled to receive on the one-year anniversary of our emergence from bankruptcy shares of restricted stock and stock options, each in an amount equal to ..25% of the outstanding shares of common stock on the one-year anniversary. In connection with the agreement described in the following paragraph, Mr. Hilliard agreed to receive 255,000 shares of restricted stock and options to purchase an additional 255,000 shares (compared to the approximately 375,000 shares of restricted stock and 375,000 options to which he would have been entitled to receive under his initial agreement).
      In August 2004, Mr. Hilliard was elected Executive Chairman, and he entered into a revised agreement with Conseco pursuant to which he agreed to serve as Executive Chairman through September 10, 2005 and for an additional six-month period after that if mutually agreed by the Board and Mr. Hilliard. The financial terms of Mr. Hilliard’s agreement with the Company did not change materially after he was elected Executive Chairman. The revised agreement provides for Mr. Hilliard to receive an annual salary of $1,000,000 and to receive retention bonuses of $1,500,000 in September 2004 and $750,000 in September 2005, as had been provided in his original agreement. At such time as he ceases to be Executive Chairman, Mr. Hilliard will again become Non-Executive Chairman and shall receive director’s fees comparable to those paid to similarly situated non-executive chairs of other corporations as determined by the Board. Under the agreement, Mr. Hilliard is entitled to a gross-up for excise tax payments under Section 280G of the Internal Revenue Code. If Mr. Hilliard’s service as chairman ends as a result of his death, disability, removal other than for cause or failure to be re-elected (each a “qualifying termination”) before September 10, 2005, he is entitled to receive the prorated portion of his second-year retention bonus of $750,000. In addition, upon a qualifying termination, vesting of previously granted options and restricted stock will occur as if Mr. Hilliard continued to serve through the next anniversary of our emergence from bankruptcy following his separation. Mr. Hilliard has agreed not to commence full-time employment with any other company during the period in which he is serving as Executive Chairman, and Mr. Hilliard is subject to a non-solicitation and non-competition clause throughout the term of the agreement and for one year thereafter.
      Chief Administrative Officer. Effective November 29, 2004, we entered into an employment agreement with James E. Hohmann, pursuant to which he would serve as our Executive Vice President and Chief Administrative Officer for an initial term ending December 31, 2008, subject to automatic renewals for successive one-year terms unless we or Mr. Hohmann provide written notice of non-renewal at least 90 days prior to the commencement of a renewal term. The agreement provides for an annual base salary of $450,000, an annual performance-based bonus with a target of 100% of base salary and a maximum of 200% of base salary (with a minimum bonus of $450,000 for 2005) and bonuses aggregating $600,000 that were paid in December 2004 and January 2005. Under the agreement, we provided Mr. Hohmann with an initial equity award comprised of options to purchase 200,000 shares of common stock with an exercise price equal to the fair market value on the date of grant and 100,000 shares of restricted stock, all of which are subject to vesting, pursuant to the Conseco 2003 Long-Term Equity Incentive Plan. In the event of a change of control of the Company, all unvested options and shares of restricted stock held by Mr. Hohmann will vest. We also agreed to reimburse Mr. Hohmann for up to $5,000 per year for premiums on term life insurance policies in effect on his life, in lieu of any other life insurance benefit. If Mr. Hohmann is terminated by the Company without just cause or if he resigns with reason, he is entitled to receive his base salary plus target bonus (in the form of salary continuation on a pro rata basis) for the 12-month period following his termination and a lump sum payment equal to the pro rata portion of his target bonus for the year in which the date of termination occurs. Any options or shares of restricted stock Mr. Hohmann holds on the date of termination shall vest only through such date according to the normal vesting schedule applicable to such options or restricted stock, provided that Mr. Hohmann shall receive additional vesting credit with respect to his initial grant of options to purchase 200,000 shares of common stock as if he had remained employed by the Company until the next succeeding anniversary of the date of grant and if Mr. Hohmann is not vested in any portion of such grant, 25,000 shares of his initial restricted stock grant shall vest. If Mr. Hohmann is terminated by the Company for any reason within six months in anticipation of or within two years following a change of control of the Company, he is entitled to receive his base salary and target bonus (in the form of salary continuation on a pro rata basis) for the 24-month period following his termination and a lump sum payment equal to the pro rata portion of his target bonus for the year in which the date of termination occurs. To the extent Mr. Hohmann is terminated in anticipation of a change of control, any options or shares of restricted stock he holds shall fully vest, retroactive to the date of termination, upon the occurrence of the change of control. Mr. Hohmann is subject to a two-year non-solicitation period and one-year non-competition period after his employment with the Company has ended.
      President, 40|86 Advisors, Inc. 40|86 Advisors, Inc., a wholly-owned investment management subsidiary of Conseco, Inc. that manages the investment portfolios of our insurance subsidiaries, has entered into an employment agreement, effective September 10, 2003, with Eric R. Johnson pursuant to which he would serve as 40|86 Advisors’ President for a term of three years. The agreement provides for an annual base salary of $500,000, an annual performance-based bonus with a target of 100% of base salary and a bonus of $950,000 that was paid in January 2004. Mr. Johnson is also entitled to a future success bonus of $950,000 to be paid on the third anniversary of the agreement, subject to acceleration triggers under which one-third of the $950,000 future success bonus would be paid upon the occurrence of each of: (i) the first refinancing of our Class A Preferred Stock and senior credit facility, (ii) our obtaining a financial strength rating from A.M. Best of “A-” or higher, and (iii) the achievement of mutually agreed-upon improvements in investment return and quality. Mr. Johnson has earned acceleration of $475,000 of the $950,000 future success bonus thus far. Under the agreement, we provided Mr. Johnson with an initial equity award comprised of options to purchase 150,000 shares of common stock and 75,000 shares of restricted stock, all of which are subject to vesting, pursuant to the Conseco 2003 Long-Term Equity Incentive Plan. We also agreed to provide Mr. Johnson a life insurance policy with a face amount of $500,000. If Mr. Johnson is terminated by 40|86 Advisors without just cause, any unvested portion of the $950,000 future success bonus will become due and payable. In the event of a change of control of the Company, all previously granted options and restricted stock will vest. In the event that Mr. Johnson’s employment is terminated 6 months prior to or within 2 years after a change of control, any unvested portion of the $950,000 future success bonus will become due and payable. In addition, if Mr. Johnson’s employment is terminated 6 months prior to a change of control, all of his unvested options and restricted stock will vest, retroactive to the date of termination, upon the occurrence of the change of control. Mr. Johnson is subject to a one-year non-competition clause under the agreement in the event his service with 40|86 Advisors terminates prior to the end of the term.
      Chief Accounting Officer. Effective July 15, 2004, we entered into an employment agreement with John R. Kline pursuant to which he would serve as our Senior Vice President and Chief Accounting Officer for a term of three years. The agreement provides for an annual salary of at least $275,000 and an annual performance-based bonus with a target of 75% of base salary. Under the agreement, we provided Mr. Kline with an initial equity award comprised of options to purchase 100,000 shares of common stock and 50,000 shares of restricted stock, all of which are subject to vesting, pursuant to the Conseco 2003 Long-Term Equity Incentive Plan. In the event of a change of control of the Company, all previously granted options and restricted stock will vest. We also agreed to provide Mr. Kline with a life insurance policy with a face amount of $275,000. If Mr. Kline is terminated by the Company without just cause, he is entitled to receive his base salary and target bonus (in the form of salary continuation on a pro rata basis) for the 12-month period following his termination and a lump sum payment equal to the pro rata portion of his target bonus for the year in which the date of termination occurs. Any options or shares of restricted stock Mr. Kline holds on the date of termination shall vest only through such date according to the normal vesting schedule applicable to such options or restricted stock, and Mr. Kline shall not receive any accelerated or additional vesting of such options or restricted stock on or after the date of termination. If Mr. Kline is terminated by the Company for any reason within six months in anticipation of or within two years following a change of control of the Company, he is entitled to receive his base salary and target bonus (in the form of salary continuation on a pro rata basis) for the 12-month period following his termination and a lump sum payment equal to the pro rata portion of his target bonus for the year in which the date of termination occurs. To the extent Mr. Kline is terminated in anticipation of a change of control, any options or shares of restricted stock he holds shall fully vest, retroactive to the date of termination, upon the occurrence of the change of control.
Certain Relationships and Related Transactions
      Beginning in 1996, our predecessor adopted stock purchase plans (the “Purchase Plans”) to encourage direct, long-term ownership of its common stock by directors, executive officers and certain key employees. Purchases of common stock under the Purchase Plans were financed by personal loans made to the participants from banks. These loans were collateralized by the common stock purchased. Approximately 170 directors, officers and key employees of our predecessor and its subsidiaries participated in the Purchase Plans and purchased an aggregate of approximately 19.0 million shares of our predecessor’s common stock offered under the Purchase Plans. Our predecessor guaranteed the loans but had recourse to the participants if it incurred a loss under the guarantees. As a result of the plan of reorganization, Conseco acquired the right to collect these loans from the participants. The only current director or executive officer that had an outstanding Purchase Plan loan during 2003 was Mr. Johnson, who had borrowed $205,903, relating to his purchase of 5,000 shares under the Purchase Plans. Mr. Johnson repaid this loan in full in 2003.
      In addition, our predecessor provided loans to the participants for the interest payments payable on the guaranteed bank loans. The largest amount owed during 2004 by Mr. Johnson on the loan to cover interest was $58,912. Mr. Johnson repaid his interest payment loan in full in January 2004. The interest payment loans bore interest at a variable annual rate equal to the lowest annual rate our predecessor paid under its most recent senior credit facility.
Stock Options
      The following table sets forth certain information concerning the exercise in 2004 of options to purchase common stock by the named executive officers and the unexercised options to purchase common stock held by such individuals as of December 31, 2004.
Aggregated Option Exercises in 2004 and Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options (in shares) at		In-the-Money Options at
	Number of		December 31, 2004		December 31, 2004(1)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William S. Kirsch	—	—	—	400,000	—	$1,500,000
William J. Shea	240,753	$445,393	—	—	—	—
Eugene M. Bullis	—	—	62,500	187,500	—	—
R. Glenn Hilliard	—	—	166,666	588,334	$56,666	643,734
James E. Hohmann	—	—	—	200,000	—	110,000
Eric R. Johnson	—	—	37,500	112,500	—	—
John R. Kline	—	—	25,000	75,000	—	—

(1)	The value is calculated based on the aggregate amount of the excess (if any) of $19.95 (the last sale price of the common stock as reported by the New York Stock Exchange for the last business day of 2004) over the relevant exercise prices.

      The following table sets forth certain information concerning options to purchase common stock granted in 2004 to the named executive officers. Except as noted, the exercise price of the options shown in the table was equal to the closing sales price of the common stock on the New York Stock Exchange on the date of grant.
Option Grants in 2004

	Individual Grants

					Potential Realizable Value at
					Assumed Annual Rates of
		% of Total			Stock Price Appreciation for
	Number of	Options Granted	Per Share		Options Term
	Securities Underlying	to Employees	Exercise	Expiration
Name	Options Granted	in 2004	Price	Date	5%	10%

William S. Kirsch(1)	400,000	11.4%	$16.20	8/17/14	$4,075,237	$10,327,451
William J. Shea	200,000	5.7	21.00	(2)	—	—
	96,000	2.7	17.79	(2)	—	—
Eugene M. Bullis(3)	250,000	7.1	21.00	6/1/14	2,422,094	6,966,527
R. Glenn Hilliard(4)	255,000	7.3	17.87	9/17/14	2,865,778	7,262,445
James E. Hohmann(5)	200,000	5.7	19.40	12/20/14	2,440,111	6,183,721
Eric R. Johnson(3)	150,000	4.3	21.00	6/1/14	1,453,256	4,179,916
John R. Kline(3)	100,000	2.9	21.00	6/1/14	968,837	2,786,611

(1)	These are non-qualified stock options which vest in four equal annual installments beginning August 12, 2005.

(2)	These options were cancelled as a result of the termination of Mr. Shea’s employment.

(3)	These are non-qualified stock options which vest in four equal annual installments beginning October 28, 2004. The last sales price of the common stock on the New York Stock Exchange on the date of grant was $18.84.

(4)	These are non-qualified stock options which vest in three equal annual installments beginning September 10, 2005.

(5)	These are non-qualified stock options which vest in four equal annual installments beginning December 20, 2005.

PROPOSAL 2
APPROVAL OF 2003 AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN
      On July 22, 2005, the Compensation Committee unanimously approved the 2003 Amended and Restated Long-Term Incentive Plan (the “2003 Amended Plan”) and recommended that the 2003 Amended Plan be submitted to the Company’s shareholders for approval at the 2005 Annual Meeting of Shareholders.
      The 2003 Amended Plan provides for 10,000,000 shares of common stock to be available for equity awards, representing approximately 6.5% of the shares outstanding at July 12, 2005. Under awards previously made after the initial adoption of the 2003 Plan, there are approximately 1.9 million restricted shares and options to purchase 3.5 million shares of common stock outstanding.
2005 Changes
      The 2003 Long-Term Equity Incentive Plan was initially adopted and approved in connection with our emergence from bankruptcy. In 2005 we made a number of changes (as reflected in the 2003 Amended Plan attached as Exhibit A) to provide for a broader range of awards and to reflect recent regulatory developments. The principal changes made in 2005 were as follows:
      Authorized Shares — The number of authorized shares covered by the 2003 Amended Plan remains unchanged at 10,000,000 shares, but the prior provision that limited the number of shares of restricted stock to 3,333,333 has been deleted.
      Type of Awards — The plan initially provided for only options and restricted stock. The 2003 Amended Plan has added stock appreciation rights, restricted stock units, other stock awards, performance awards and dividend equivalents as types of awards that may be granted by the Compensation Committee.
      Repricing Prohibition — The 2003 Amended Plan adds provisions to specifically prohibit repricing of options or other equity awards without shareholder approval.
      Forfeiture Provisions — The 2003 Amended Plan adds provisions that, unless otherwise provided in an award agreement, provide for the forfeiture of award gains during a period preceding and following termination of employment if certain covenants are violated (including noncompetition, nonsolicitation of employees and disclosure of confidential information). A provision was also added to allow recapture of gains relating to the achievement of a performance award if the payout was subsequently discovered to have been based on incorrect data.
      Regulatory Developments — The 2003 Amended Plan adds provisions relating to the new deferred compensation provisions under Section 409A of the Code.
Purpose of the Plan
      The 2003 Amended Plan is designed to help the Company:

•	Attract, retain, motivate and reward officers, employees and directors of the Company and its subsidiaries and consultants and advisors to the Company and its subsidiaries (collectively, “participants”);

•	Provide equitable and competitive compensation opportunities; and

•	Promote creation of long-term value for shareholders by closely aligning the interests of participants with the interests of shareholders.
      The Board and the Compensation Committee believe that awards linked to common stock and awards with terms tied to Company performance can provide incentives for the achievement of important performance objectives and promote the long-term success of the Company. Therefore, they view the 2003 Amended Plan as a key element of the Company’s overall compensation program.

Overview of Awards Authorized under the 2003 Amended Plan
      The 2003 Amended Plan authorizes a broad range of awards, including:

•	stock options;

•	stock appreciation rights (“SARs”);

•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

•	deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (forfeitable deferred stock is sometimes called “restricted stock units”);

•	other awards based on common stock;

•	dividend equivalents;

•	performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);

•	cash-based performance awards tied to achievement of specific performance objectives; and

•	shares issuable in lieu of rights to cash compensation.
Reasons for Shareholder Approval
      The Company seeks approval of the 2003 Amended Plan by shareholders to meet requirements of the New York Stock Exchange and to satisfy requirements of tax law to help preserve the Company’s ability to claim tax deductions for compensation to executive officers. In addition, the board regards shareholder approval of the 2003 Amended Plan as desirable and consistent with corporate governance best practices.
      Section 162(m) of the Internal Revenue Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the “named executive officers”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. For purposes of Section 162(m), approval of the 2003 Amended Plan will be deemed to include approval of the general business criteria upon which performance objectives for Restricted Awards are based, described below under the caption “Performance-Based Awards” and “Annual Incentive Awards.” Shareholder approval of general business criteria, without specific targeted levels of performance, will permit qualification of incentive awards for full tax deductibility for a period of five years under Section 162(m). Shareholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).
      In addition, shareholder approval will permit designated stock options to qualify as incentive stock options under the Internal Revenue Code for a period of ten years. Such qualification can give the holder of the options more favorable tax treatment, as explained below.
Restriction on Repricing and Loans
      Consistent with the requirements of the New York Stock Exchange, the 2003 Amended Plan includes a restriction providing that, without shareholder approval, the Company will not amend or replace options or SARs previously granted under the 2003 Amended Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” is defined as amending the terms of an option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying stock in exchange for another stock option, SAR, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option or

SAR to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”
      The 2003 Amended Plan does not authorize loans from the Company to participants.
Description of the 2003 Amended Plan
      The following is a brief description of the material features of the 2003 Amended Plan. This description, including information summarized above, is qualified in its entirety by reference to the full text of the 2003 Amended Plan, a copy of which is attached to this Proxy Statement as Exhibit A.
      Shares Available. The 2003 Amended Plan provides that 10,000,000 shares of common stock will be reserved for delivery to participants, subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure of the Company. Shares used for awards assumed in an acquisition do not count against the shares reserved under the 2003 Amended Plan.
      Only the number of shares actually delivered to participants in connection with an award after all restrictions have lapsed will be counted against the number of shares reserved under the 2003 Amended Plan. Thus, shares will remain available for new awards if an award expires, is forfeited, or is settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of an SAR than the number to which the SAR related, or if shares that had been issued as restricted stock are forfeited. The maximum number of shares that may be issued under the 2003 Amended Plan is not affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards or (ii) the granting or payment of stock-denominated awards that by their terms may be settled only in cash. Shares delivered under the 2003 Amended Plan may be either newly issued or treasury shares.
      Per-Person Award Limitations. The 2003 Amended Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the 2003 Amended Plan relating to more than his or her “Annual Limit”. The Annual Limit equals 1,000,000 shares plus the amount of the participant’s unused Annual Limit relating to share-based Awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. In the case of cash-denominated Awards, the 2003 Amended Plan limits performance Awards that may be earned by a participant to the participant’s defined Annual Limit, which for this purpose equals $4 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per-person limit for cash-denominated performance Awards does not operate to limit the amount of share-based Awards, and vice versa. These limits apply only to awards under the 2003 Amended Plan, and do not limit the Company’s ability to enter into compensation arrangements outside of the 2003 Amended Plan.
      Adjustments. Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock. The Company is also obligated to adjust outstanding awards upon the occurrence of these types of events to preserve, without enlarging, the rights of participants with respect to such awards. The Compensation Committee may adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to Awards intended to qualify as “performance-based” generally must conform to requirements imposed by Section 162(m).
      Eligibility. Executive officers and other employees of the Company and its subsidiaries, and non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries, are eligible to be granted Awards under the 2003 Amended Plan. In addition, any person who has been offered employment by the Company or a subsidiary may be granted Awards, but such prospective grantee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment or the providing of services.
      Administration. The 2003 Amended Plan is administered by the Compensation Committee, except that the Board may itself act to administer the Plan. (References to the “Compensation Committee” here mean the Compensation Committee or the full Board exercising authority with respect to a given Award.) Subject to the terms and conditions of the 2003 Amended Plan, the Compensation Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2003 Amended Plan, and make all other determinations which may be necessary or advisable for the administration of the 2003 Amended Plan. Nothing in the 2003 Amended Plan precludes the Compensation Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the 2003 Amended Plan. The 2003 Amended Plan provides that members of the Compensation Committee and the Board shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2003 Amended Plan.
      Stock Options and SARs. The Compensation Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of an SAR are determined by the Compensation Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below under “Other Terms of Awards”). The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Compensation Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Compensation Committee may determine. This may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. The Compensation Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee. SARs may be exercisable for shares or for cash, as determined by the Compensation Committee. Options and SARs may be granted on terms that cause such awards not to be subject to Code Section 409A (“Section 409A”). Alternatively, such awards and cash stock appreciation rights may have terms that cause those awards to be deemed deferral arrangements subject to Section 409A. The Compensation Committee can require that outstanding options be surrendered in exchange for a grant of SARs with economically matching terms.
      Restricted and Deferred Stock/ Restricted Stock Units. The Compensation Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Compensation Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a shareholder of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the Compensation Committee.
      Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.”

The Compensation Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Compensation Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will be paid or accrue if authorized by the Compensation Committee.
      Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2003 Amended Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Compensation Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.
      Performance-Based Awards. The Compensation Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Compensation Committee. If so determined by the Compensation Committee, to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

•	gross or net revenue, premiums collected, new annualized premiums, and investment income;

•	any earnings or net income measure, including earnings from operations, earnings before taxes, earnings before interest and/or taxes and/or depreciation, statutory earnings before realized gains (losses), or net income available to common shareholders;

•	operating earnings per common share (either basic or diluted);

•	return on assets, return on investment, return on capital, return on equity, or return on tangible equity;

•	economic value created;

•	operating margin or profit margin;

•	net interest margin;

•	asset quality;

•	stock price or total stockholder return; and

•	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, total market capitalization, business retention, new product generation, rate increase actions, geographic business expansion goals, cost targets (including cost of capital), investment portfolio yield, risk-based capital, statutory capital, Best Capital Adequacy Ratio, tax net operating loss utilization, customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

      The Compensation Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past Company performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Compensation Committee for comparison. The Compensation Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period, if so specified by the Compensation Committee.
      Annual Incentive Awards. One type of performance award that may be granted under the 2003 Amended Plan is annual incentive awards, settleable in cash or in shares upon achievement of preestablished performance objectives achieved during a specified period of up to one year. The Compensation Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year. As stated above, annual incentive awards granted to named executive officers are intended to constitute “performance-based compensation” not subject to the limitation on deductibility under Code Section 162(m). In order for such an annual incentive award to be earned, one or more of the performance objectives described in the preceding paragraph will have to be achieved. The Compensation Committee may specify additional requirements for the earning of such awards.
      Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option subject to compliance with Code Section 409A, in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The 2003 Amended Plan allows vested but deferred awards to be paid out to the participant in the event of an unforeseeable emergency. The Compensation Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2003 Amended Plan. The Compensation Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the 2003 Amended Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may permit transfers of awards other than incentive stock options on a case-by-case basis. This flexibility can allow for estate planning or other limited transfers consistent with the incentive purpose of the 2003 Amended Plan.
      The Compensation Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant’s right to retain an award or gains realized by exercise or settlement of an award. Awards under the 2003 Amended Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2003 Amended Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property. The Compensation Committee also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the Compensation Committee may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the exercise price of any option, base price of any SAR, or purchase price of any other award.
      Dividend Equivalents. The Compensation Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional Awards or additional shares of common stock having a value equal to the cash amount.

The awards may be granted on a stand-alone basis or in conjunction with another award, and the Compensation Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.
      Vesting, Forfeitures, and Related Award Terms. The Compensation Committee may in its discretion determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award.
      In addition, the 2003 Amended Plan provides that following a “Change in Control,” the Compensation Committee may take any of the following actions with respect to an Award: provide for its full vesting, provide for its termination beyond the date of full vesting, deem performance goals to have been met, provide for the settlement of an award in cash or for termination of the Award or cause the Award to be assumed as part of the transaction. A “Change in Control” generally includes (A) a merger, reorganization, consolidation, or similar transaction in which the stockholders of the Company immediately prior to the transaction do not own more than 51% of the voting power of the surviving corporation, (B) any “person” becomes the owner, directly or indirectly of shares representing at least 51% of the Company’s voting power, and (C) certain changes of more than half of the membership of the Board of Directors. Change in control provisions are limited, however, by applicable restrictions under Code Section 409A.
      Amendment and Termination of the 2003 Amended Plan. The Board may amend, suspend, discontinue, or terminate the 2003 Amended Plan or the Compensation Committee’s authority to grant awards thereunder without shareholder approval, except as required by law or regulation or under the New York Stock Exchange rules, which require shareholder approval of any material amendment to plans such as the 2003 Amended Plan. Under these rules, however, shareholder approval will not necessarily be required for all amendments which might increase the cost of the 2003 Amended Plan or broaden eligibility. Unless earlier terminated, the authority of the Compensation Committee to make grants under the 2003 Amended Plan will terminate ten years after the latest shareholder approval of the 2003 Amended Plan, and the 2003 Amended Plan will terminate when no shares remain available and the Company has no further obligation with respect to any outstanding award.
Federal Income Tax Implications of the 2003 Amended Plan
      The Company believes that under current law the following federal income tax consequences generally would arise with respect to awards under the 2003 Amended Plan.
      Options and SARs that are not deemed to be deferral arrangements under Section 409A would have the following tax consequences: The grant of an option or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.
      Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.
      The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.
      Some options and SARs, such as those with deferral features, and an SAR settleable in cash, may be subject to Code Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant’s discretionary exercise of the option or SAR (subject to limited exceptions). If the distribution and other award terms meet applicable requirements under Code Section 409A, the participant would realize ordinary income at the time of distribution rather than earlier, with the amount of ordinary income equal to the distribution date value of the shares less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.
      Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will be structured under the 2003 Amended Plan to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an award of deferred stock that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares are actually delivered, and the Company’s right to claim a tax deduction will be deferred until that time. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.
      Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A. Certain participant elections and the timing of distributions relating to such awards must meet requirements under Code Section 409A for income taxation to be deferred and tax penalties avoided by the participant upon vesting of the award.
      As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2003 Amended Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, annual incentive awards to employees the Compensation Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2003 Amended Plan will be fully deductible under all circumstances. In addition, other awards under the 2003 Amended Plan generally will not so qualify, so that compensation paid to named executive officers in connection with such awards may, to the extent it and other compensation subject to Code Section 162(m)’s deductibility cap exceed $1 million in a given year, not be deductible by the Company as a result of Code Section 162(m).
      The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2003 Amended Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2003 Amended Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2003 Amended Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
Required Vote
      Approval of the 2003 Amended Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote on the proposal at the Annual Meeting.
      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2003 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN.

PROPOSAL 3
APPROVAL OF THE 2005 PAY FOR PERFORMANCE INCENTIVE PLAN
      On March 31, 2005, the board of directors voted to adopt the Conseco, Inc. 2005 Pay for Performance Plan (the “P4P Plan”), subject to shareholder approval. The P4P Plan is intended to assist Conseco and its affiliated corporations in attracting, retaining, motivating and rewarding employees who occupy key positions and contribute to the growth and profitability of Conseco through the award of certain performance-based incentives.
Background
      The Company has in the past provided annual awards to certain officers under an unwritten plan that provided for cash bonus payments to the designated officers if and to the extent that certain specified business and financial goals were achieved. Under Section 162(m) of the Code, compensation in excess of $1,000,000 paid in one year to the named executive officers will not be deductible for federal income tax purposes unless the compensation is qualified performance-based compensation. The board has adopted and recommends the approval of the P4P Plan by the shareholders in order to provide incentive compensation that will meet the requirements of qualified performance-based compensation under Code Section 162(m).
Summary of the P4P Plan
      The following summary of certain features of the P4P Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the P4P Plan, which is attached hereto as Exhibit B.
      Administration. The P4P Plan will be administered by the Compensation Committee, which is comprised of independent directors who are not eligible to participate in the P4P Plan. The Compensation Committee will have the full discretionary authority to administer and interpret the P4P Plan.
      Eligibility. Individuals eligible to participate in the P4P Plan shall consist of officers and other employees of the Company whom the Compensation Committee determines have the potential to contribute significantly to the success of the Company. The determination of participants for each year will be made no later than the 90th day of the year (or, in the case of a performance period that is less than a fiscal year, prior to the date on which 25% of the performance period has lapsed).
      Operation of the Plan. The P4P Plan award levels are based on achievement of pre-established objective performance goals determined by the Compensation Committee for each performance period. The performance goals may be based upon performance of the Company, an affiliate or division thereof, and/or individual performance, using one or more of the following measures selected by the Compensation Committee:

•	gross or net revenue, premiums collected, new annualized premiums and investment income;

•	any earnings or net income measure, including earnings from operations, earnings before taxes, earnings before interest and/or taxes and/or depreciation, statutory earnings before realized gains (losses), or net income available to common shareholders;

•	operating earnings per common share (either basic or diluted);

•	return on assets, return on investment, return on capital, return on equity or return on tangible equity;

•	economic value created;

•	operating margin or profit margin;

•	net interest margin;

•	asset quality;

•	stock price or total stockholder return; and

•	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, total market capitalization, business retention, new product generation, rate increase actions, geographic business expansion goals, cost targets (including cost of capital), investment portfolio yield, risk-based capital, statutory capital, Best Capital Adequacy Ratio, tax net operating loss utilization, customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliated or joint ventures.
      The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Compensation Committee may determine, in its discretion, including in absolute terms, on a per share basis (either basic or diluted), as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.
      The Compensation Committee will determine the specific performance goals for a performance period on or prior to the 90th day of a fiscal year (or, in the case of a performance period less than a fiscal year, prior to the date on which 25% of the performance period has lapsed). After completion of the relevant performance period, the Compensation Committee will determine and certify the degree to which performance goals have been met. Adjustments may be made by the Compensation Committee based on certain objective events specified in the P4P Plan, but no discretionary adjustments may be made that would result in an increase to an individual covered by Code Section 162(m) that was intended to be qualified performance based compensation.
      Termination of Employment. Unless the Compensation Committee has determined otherwise, in order to receive a payout under the P4P Plan a participant must be employed by the Company or an affiliate on the day an award is to be paid, except if termination is on account of retirement, death, disability or pursuant to the terms of a separate agreement with the participant.
      Maximum Award. The maximum award that any participant may receive under the P4P Plan in any given fiscal year is $5,000,000.
      Amendment and Termination of the P4P Plan. The Board of Directors will have the power to amend, modify or terminate the P4P Plan. As required by Code Section 162(m), however, no material terms of the P4P Plan as it pertains to employees covered by Code Section 162(m) will be amended without shareholder approval. Unless terminated earlier, the P4P Plan will terminate on the fifth anniversary of the effective date.
      New Plan Benefits. The following table shows the estimated amounts payable under the P4P Plan with respect to calendar year 2005 if the participants achieve targeted performance levels for the year. Please see the bonus information contained in the summary compensation table on page 11 of this proxy statement for information regarding bonuses paid to the named executive officers for 2004.
New Plan Benefits (Estimated)
2005 Pay for Performance Incentive Plan

Dollar
Name	Value

William S. Kirsch	$800,000
Eugene M. Bullis	600,000
R. Glenn Hilliard	-0-
James E. Hohmann	450,000
Eric R. Johnson	500,000
John R. Kline	206,250
Non-executive director group	-0-
Non-executive officer employee group	13,600,000
      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2005 PAY FOR PERFORMANCE INCENTIVE PLAN.

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      PricewaterhouseCoopers LLP served as our independent registered public accounting firm for 2004 and has been selected by the Audit and Enterprise Risk Committee to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the shareholders.
      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.
Fees Paid to PricewaterhouseCoopers LLP
      Aggregate fees billed to the Company for the years ended December 31, 2004 and 2003, by PricewaterhouseCoopers LLP were as follows (dollars in millions):

	Year Ended
	December 31,

	2004	2003

Audit fees(a)	$5.1	$5.0
Audit-related fees(b)	.9	.3
Tax fees(c)	.2	2.2
All other fees(d)	—	.1

Total	$6.2	$7.6

(a)	Audit fees were for professional services rendered for the audits of Conseco’s consolidated financial statements, statutory and subsidiary audits, issuance of comfort letters, consents, and assistance with review of documents filed with the Securities and Exchange Commission.

(b)	Audit-related fees primarily include services provided for advisory services for Sarbanes-Oxley Section 404, employee benefit plan audits, and other assurance related services.

(c)	Tax fees primarily include services provided for tax compliance, tax advice and tax planning.

(d)	Other fees relate to software licensing fees.
Pre-Approval Policy
      The Audit and Enterprise Risk Committee has adopted a policy requiring pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee of our predecessor adopted a policy for pre-approval of audit and permissible non-audit services provided by the independent auditors in December 2002.
      In 2003 and 2004, all new engagements of the independent auditors were pre-approved by the Audit and Enterprise Risk Committee for all audit, audit-related, tax and other services.
Report of the Audit and Enterprise Risk Committee
      In accordance with its written charter adopted by the Board of Directors, the Audit and Enterprise Risk Committee provides assistance to the Board of Directors in fulfilling its responsibilities for oversight of the integrity of the financial statements, public disclosures and financial reporting practices of the

Company. The Audit and Enterprise Risk Committee is comprised entirely of independent directors meeting the requirements of applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.
      In order to discharge its oversight function, the Audit and Enterprise Risk Committee works closely with management and with Conseco’s independent registered public accounting firm, PricewaterhouseCoopers LLP. Management is responsible for the preparation and fair presentation of the Company’s financial statements and for maintaining effective internal controls. Management is also responsible for assessing and maintaining the effectiveness of internal controls over the financial reporting process in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm is responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing the Company’s internal controls over financial reporting and for expressing opinions on both the effectiveness of the controls and management’s assertion as to this effectiveness.
      The Audit and Enterprise Risk Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. To carry out its responsibilities, the Audit and Enterprise Risk Committee met 12 times during 2004. Ms. Perry was appointed to the committee after she joined the Board in June 2004. The other members identified below have served throughout 2004 and 2005.
      In overseeing the preparation of the Company’s financial statements, the Audit and Enterprise Risk Committee has met with management and the Company’s independent registered public accounting firm to review and discuss the consolidated financial statements prior to their issuance and to discuss significant accounting issues. The Audit and Enterprise Risk Committee also discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees.”
      The Audit and Enterprise Risk Committee obtained from the independent registered public accounting firm a formal written statement consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with such firm their independence.
      Based on the reviews and discussions referenced above, the Audit and Enterprise Risk Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.
      Submitted by the Audit and Enterprise Risk Committee:
Neal C. Schneider, Chairman
Debra J. Perry
Philip R. Roberts
John G. Turner

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires Conseco’s directors and executive officers, and each person who is the beneficial owner of more than 10 percent of any class of Conseco’s outstanding equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Conseco. Specific due dates for these reports have been established by the Securities and Exchange Commission, and Conseco is required to disclose any failure by such persons to file such reports for fiscal year 2004 by the prescribed dates. Officers, directors and greater than 10 percent beneficial owners are required to furnish Conseco with copies of all reports filed with the Securities and Exchange Commission pursuant to Section 16(a). To Conseco’s knowledge, based solely on review of the copies of the reports furnished to Conseco and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934 applicable to Conseco’s officers, directors and greater than 10 percent beneficial owners were timely made by each such person during the year ended December 31, 2004.
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      Any proper proposal which a shareholder wishes to have included in the Board’s proxy statement and form of proxy for the 2006 Annual Meeting must be received by Conseco by December 9, 2005. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy statement for the 2006 Annual Meeting. In addition to the Securities and Exchange Commission rules concerning shareholder proposals, the Company’s Bylaws establish advance notice procedures with regard to certain matters, including shareholder nominations for directors, to be brought before a meeting of shareholders at which directors are to be elected. In the case of an annual meeting, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the case of a special meeting of stockholders at which directors are to be elected, notice of a stockholder nomination must be received by the Secretary of the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. A nomination will not be considered if it does not comply with these notice procedures and any additional requirements set forth in our bylaws. Please note that these bylaw requirements are separate from the Securities and Exchange Commission’s requirements to have a shareholder nomination or other proposal included in our proxy statement. Any shareholder who wishes to submit a proposal to be acted upon at the 2006 Annual Meeting or who wishes to nominate a candidate for election as director should obtain a copy of these bylaw provisions and may do so by written request addressed to the Secretary of Conseco at 11825 North Pennsylvania Street, Carmel, Indiana 46032.
ANNUAL REPORT
      Conseco previously mailed its Annual Report for 2004 (which includes its annual report on Form 10-K as filed with the Securities and Exchange Commission) to all holders of Common Stock as of April 11, 2005. Those shareholders who acquired their Common Stock after April 11, 2005 are receiving Conseco’s Annual Report for 2004 with this Proxy Statement, but the Annual Report is not part of the proxy solicitation material. If you did not receive the Annual Report for 2004 or wish to receive an additional copy without charge, please contact Conseco Investor Relations, 11825 North Pennsylvania Street, Carmel, Indiana 46032; telephone (317) 817-2893 or email ir@conseco.com.

OTHER MATTERS
      Management knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors

Karl W. Kindig
Secretary
July 25, 2005

Exhibit A
CONSECO, INC.

2003 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

CONSECO, INC.
2003 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

i

CONSECO, INC.
2003 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

1.	Purpose. The purpose of this 2003 Amended and Restated Long-Term Incentive Plan (the “Plan”) is to aid Conseco Inc., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding certain employees and non-employee directors of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock based incentives for Participants.

2.	Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Annual Limit” shall have the meaning specified in Section 5(b).

(b)	“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(c)	“Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(d)	“Board” means the Company’s Board of Directors.

(e)	“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(f)	“Committee” means the Human Resources and Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual, in which case the term “Committee” shall refer to the Board.

(g)	“Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(h)	“Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(i)	“Effective Date” means the effective date specified in Section 11(q).

(j)	“Eligible Person” has the meaning specified in Section 5.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(l)	“Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the officially-quoted closing selling price of the Stock on the principal stock exchange or market on which Stock is traded on the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR shall conform to requirements under Code Section 409A.

(m)	“409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs exercisable for Stock, and Restricted Stock will be Non-409A Awards unless otherwise expressly specified by the Committee.

(n)	“Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(o)	“Option” means a right, granted under the Plan, to purchase Stock.

(p)	“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(q)	“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(r)	“Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments.

(s)	“Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

(t)	“Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.

(u)	“Retirement” means, unless otherwise stated in an applicable Award agreement, Participant’s voluntary termination of employment after achieving 65 years of age.

(v)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(w)	“Stock” means the Company’s Common Stock, par value $0.01 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(x)	“Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3.	Administration.

(a)	Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders.

(b)	Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company or that would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (iii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iv) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee (and, to the extent it so provides, any subcommittee) shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

(c)	Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.	Stock Subject To Plan.

(a)	Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved for delivery in connection with Awards under this Plan shall be 10,000,000 shares. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares. No more than 10,000,000 shares may be delivered hereunder as ISOs.

(b)	Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will be available under the Plan; and shares that are withheld from such an award or separately surrendered by the Participant in payment of any exercise price or taxes relating to such an award shall be deemed to constitute shares not delivered to the Participant and will be available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.

5.	Eligibility; Per-Person Award Limitations.

(a)	Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate, including any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, (ii) any non-employee directors of the Company or (iii) other individuals who perform services for the Company or any subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan, if so determined by the Committee. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards who will become Eligible Persons granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction, if so determined by the Committee.

(b)	Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Section 6(b) through (i) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection). A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1,000,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation 1.162-27(e)(4)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person’s Annual Limit, which for this purpose shall equal $4 million plus the amount of the Eligible Person’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

6.	Specific Terms of Awards.

(a)	General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)	Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, may be granted with an exercise price per share of Stock other than as required above.

(ii)	No Repricing. Without the approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(iii)	Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part. In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iv)	ISOs. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the purchase price of such Option must be at least 110 percent of the fair market value of the Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 6 to the contrary, Options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (iii) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, and (iv) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)	Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the change in control price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem to an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date.

(ii)	No Repricing. Without the approval of stockholders, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(iii)	Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on future service requirements), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a change in control or termination of service following a change in control as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)	Award and Restrictions. Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)	Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period. The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change in Control, (B) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock or RSUs without regard to such minimum vesting requirements and (C) with respect to non-employee director awards.

(iv)	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(v)	Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)	Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i)	Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.

(ii)	Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period. The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change in Control, and (B) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock or RSUs without regard to such minimum vesting requirements.

(iii)	Dividend Equivalents. Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f)	Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g)	Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h)	Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)	Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.	Performance-Based Compensation.

(a)	Performance Awards Generally. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Section 162(m).

(b)	Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 7(b).

(i)	Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this

Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)	Business Criteria. For purposes of this Plan, a “performance goal” shall mean any one or more of the following business criteria, in each case as specified by the Committee: (1) gross or net revenue, premiums collected, new annualized premiums, and investment income, (2) any earnings or net income measure, including earnings from operations, earnings before taxes, earnings before interest and/or taxes and/or depreciation, statutory earnings before realized gains (losses), or net income available to common shareholders, (3) operating earnings per common share (either basic or diluted); (4) return on assets, return on investment, return on capital, return on equity, or return on tangible equity; (5) economic value created; (6) operating margin or profit margin; (7) net interest margin; (8) asset quality; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, total market capitalization, business retention, new product generation, rate increase actions, geographic business expansion goals, cost targets (including cost of capital), investment portfolio yield, risk-based capital, statutory capital, Best Capital Adequacy Ratio, tax net operating loss utilization, customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, on a per share basis (either basic or diluted), as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv)	Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)	Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a change in control) prior to the end of a performance period or settlement of such Performance Awards.

(vi)	Recapture Rights. If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of a performance goal under Section 7, the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested or paid, given the correct data, then (i) such portion of the Award that was granted shall be forfeited and any related shares (or if such shares were disposed of the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Award that became vested shall be deemed to be not vested and any related shares (or if such shares were disposed of the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.

(c)	Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.	Certain Provisions Applicable To Awards.

(a)	Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Sections 11(k) and (l), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

(b)	Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in the Plan.

(c)	Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 11(k) and (l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 11(k) and (l). Subject to Section 11(k), installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

(d)	Limitation on Vesting of Certain Awards. Subject to Section 8, Restricted Stock will vest over a minimum period of three years except in the event of a Participant’s death, disability, or retirement, or in the event of a change in control or other special circumstances. The foregoing notwithstanding, (i) Restricted Stock as to which either the grant or vesting is based on, among other things, the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a Participant’s death, disability, or retirement, or in the event of a change in control or other special circumstances, and (ii) up to 5% of the shares of Stock authorized under the Plan may be granted as Restricted Stock without any minimum vesting requirements. For purposes of this Section 8(d)(i), a performance period that precedes the grant of the Restricted Stock will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.

(e)	Cash Settlement of Awards. To the extent permitted by the Committee at the time of grant or thereafter, the Company may deliver cash in full or partial satisfaction, payment and/or settlement upon exercise, cancellation, forfeiture or surrender of any Award.

9.	Change in Control. The Committee may set forth in any Award agreement the effect, if any, that a change in control or other, similar transaction shall have on any awards granted under this Plan.

10.	Additional Award Forfeiture Provisions.

(a)	Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder, other than Awards granted to non-employee directors, shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i)	The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii)	The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

(b)	Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during Participant’s employment by the Company or a subsidiary or affiliate, or during the one-year period following termination of such employment:

(i)	Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii)	Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by Participant’s breach of this provision), except as required by law or pursuant to legal process, or Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii)	Participant fails to cooperate with the Company or any subsidiary or affiliate in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

(c)	Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 10(a) and 10(b).

(d)	Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11.	General Provisions.

(a)	Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)	Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the Participant’s death, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)	Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization,

forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, including the share limits applicable to non-employee director Awards under Section 5(c), (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets, or in response to changes in applicable laws, regulations, or accounting principles) affecting any performance conditions; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)	Tax Provisions.

(i)	Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

(ii)	Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)	Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(e)	Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:

(i)	if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or

(ii)	if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or

(iii)	if such amendment would alter the provisions of the Plan restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or

(iv)	in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board (or any Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f)	Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g)	Unfunded Status of Awards; Creation of Trusts. To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)	Payments in the Event of Forfeitures; Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)	Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b) and (c), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)	Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A, and any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i).

(l)	Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Sections 8(c), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “variable” accounting.

(m)	Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(n)	Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(o)	Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(p)	Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(q)	Plan Effective Date and Termination. The Plan as hereby amended shall become effective if, and at such time as, the stockholders of the Company have approved it in accordance with applicable law and stock exchange requirements. Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

Exhibit B
CONSECO, INC.

2005 PAY FOR PERFORMANCE INCENTIVE PLAN

CONSECO, INC.
2005 PAY FOR PERFORMANCE INCENTIVE PLAN

CONSECO, INC.
2005 PAY FOR PERFORMANCE INCENTIVE PLAN

1.	General

(a)	Purpose. This Conseco, Inc. 2005 Pay for Performance Incentive Plan (the “Plan” or “P4P”) is intended to assist Conseco, Inc., a Delaware corporation (the “Company”), and its Affiliated Corporations in attracting, retaining, motivating and rewarding employees who occupy key positions and contribute to the growth and profitability of the Company and its Affiliated Corporations through the award of certain incentives. The Plan also is intended to enable the Committee to preserve the tax deductibility of incentive awards under Section 162(m) of the Code, and to advance the interests of the shareholders of the Company by providing performance-based incentives to eligible individuals.

(b)	Effective Date. The Plan shall become effective as of the date of its adoption by the Board of Directors of the Company, subject to stockholder approval, and shall continue in effect until terminated by the Board pursuant to Section 6(a). No payment may be made hereunder prior to stockholder approval of the Plan.

2.	Definitions

(a)	“Affiliated Corporations” shall include members of the controlled group of corporations within the meaning of Section 1504 of the Code determined without regard to Section 1504(b).

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(d)	“Committee” means the committee designated by the Board to administer the P4P. With respect to Covered Employees for whom the P4P is intended to provide “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, any Committee must consist solely of two or more persons each of whom are “outside directors” within the meaning of Section 162(m) of the Code. To the extent the Committee delegates authority pursuant to Section 5(b), references to the Committee in the P4P shall, as appropriate, be deemed to refer to the Committee’s delegate.

(e)	“Company” means Conseco, Inc.

(f)	“Comparison Group” means the peer group of companies designated by the Committee as the Comparison Group relative to a given Performance Cycle, as described in Section 4(a)(i).

(g)	“Covered Employee” has the meaning given such term under Section 162(m) of the Code.

(h)	“Employer” means the Company and any Affiliated Corporation that employs a Participant.

(i)	“Fiscal Year” means the 12-month period beginning on each January 1 and ending on December 31 of the same calendar year.

(j)	“Incentive Percentage” means the number determined by the Committee as the percentage of a Participant’s annual rate of salary in effect for the last full payroll period of the Performance Period to be paid as an Incentive Plan Award if the specified Performance Goals are achieved. The Committee may establish different Incentive Percentages for individual Participants or different classes of Participants, and/or the achievement of different levels of the Performance Goals.

(k)	“Incentive Plan Award” means an incentive compensation award under the P4P, payment of which is contingent and based upon the attainment of the Performance Goals with respect to a Performance Period.

(l)	“Participant” means an employee of an Employer participating in the Plan for a Performance Period as provided in Section 3.

(m)	“P4P” means the Conseco, Inc. Pay For Performance Incentive Plan, as it may be amended from time to time.

(n)	“Performance Goals” means the pre-established objective performance goals established by the Committee for each Performance Period. Solely with respect to Covered Employees for any Performance Period for which the P4P is intended to provide Qualified Performance-based Compensation, Performance Goals shall be established by the Committee no later than 90 days after the beginning of the Fiscal Year to which the Performance Goals relate (and in the case of a Performance Period shorter than a Fiscal Year, no later than the date on which 25% of the Performance Period has elapsed) and while the attainment of the Performance Goals is substantially uncertain. The Performance Goals may be based upon the performance of the Company, of any Affiliated Corporation, of a division thereof, and/or of an individual Participant, using one or more of the Performance Measures selected by the Committee. Separate Performance Goals may be established by the Committee for the Company or an Affiliated Corporation, or division thereof, or an individual. With respect to Participants who are not Covered Employees, the Committee may establish other subjective or objective goals, including individual Performance Goals, which it deems appropriate. The preceding sentence shall also apply to Covered Employees with respect to any Incentive Plan Award not intended at the time of grant to be Qualified Performance-based Compensation. Performance Goals may be set at a specific level, or may be expressed as a relative percentage to the comparable measure at comparison companies or a defined index.

(o)	“Performance Measure” means one or more of the following criteria, on which Performance Goals may be based, subject to Section 4(a): (1) gross or net revenue, premiums collected, new annualized premiums, and investment income, (2) any earnings or net income measure, including earnings from operations, earnings before taxes, earnings before interest and/or taxes and/or depreciation, statutory earnings before realized gains (losses), or net income available to common shareholders, (3) operating earnings per common share (either basic or diluted); (4) return on assets, return on investment, return on capital, return on equity, or return on tangible equity; (5) economic value created; (6) operating margin or profit margin; (7) net interest margin; (8) asset quality; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, total market capitalization, business retention, new product generation, rate increase actions, geographic business expansion goals, cost targets (including cost of capital), investment portfolio yield, risk-based capital, statutory capital, Best Capital Adequacy Ratio, tax net operating loss utilization, customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, on a per share basis (either basic or diluted), as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(p)	“Performance Period” means a Fiscal Year or other period of time (which may be longer or shorter than a Fiscal Year) set by the Committee.

(q)	“Qualified Performance-based Compensation” has the meaning given such term under Section 162(m) of the Code and the regulations promulgated thereunder.

3.	Participation

Individuals eligible to participate in the P4P shall consist of officers and other employees of an Employer whom the Committee determines have the potential to contribute significantly to the success of the Company and its Affiliated Corporations. For each Performance Period the Committee shall determine which officers and other employees shall participate in the P4P. For any Performance Period for which Incentive Plan Awards are intended to be Qualified Performance-based Compensation, the Committee shall designate the Covered Employees eligible to participate in the P4P no later than the 90th day of the Fiscal Year (or, in the case of a Performance Period shorter than a Fiscal Year after no later than the date on which 25% of the Performance Period has elapsed), so long as the attainment of the Performance Goals is still substantially uncertain.

4.	Incentive Plan Awards

(a)	Determination of Incentive Plan Awards.

(i)	The Committee shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, determine and certify in writing the degree to which each of the Performance Goals has been attained. Performance Goals shall, to the extent applicable, be based upon generally accepted accounting principles. The Committee may adjust Performance Goals to take into account the effect of the following, subject to Section 6(j): Changes in accounting standards that may be required by the Financial Accounting Standards Board, the Securities and Exchange Commission or any other rulemaking body after the Performance Goal is established; realized investment gains and losses; extraordinary, unusual, non-recurring or infrequent items; currency fluctuations; acquisitions; divestitures; litigation losses; financing activities; expenses for restructuring or productivity initiatives; other non-operating items; new laws, cases or regulatory developments that result in unanticipated items of gain, loss, income or expense; executive severance arrangements; and other items as the Committee determines to be required so that the operating results of the Company, division, or an Affiliated Corporation shall be computed on a comparative basis from Performance Period to Performance Period. Determination by the Committee or its designee shall be final and conclusive on all parties, but shall be based on relevant objective information or financial data. The Committee may also, in its discretion, adjust a P4P Award based on other factors it deems relevant and appropriate; provided, however, that the Committee may only exercise such discretion to reduce, and not to increase, a P4P Award unless such ward was not intended to be Qualified Performance-based Compensation.

(b)	Eligibility and Amount of Incentive Plan Award.

(i)	To be eligible for payment of any P4P Award, the Participant must: (x) have performed the Participant’s duties to the satisfaction of the Committee; (y) have not engaged in any act deemed by the Committee to be inimical to the best interest of the Company or an Affiliated Corporation; and (z) otherwise complied with Company and Employer policies at all times prior to the date the P4P Award is actually paid. No P4P Award shall be paid to any Participant who does not satisfy each of the above. In addition, unless the Committee determines otherwise, the Participant must be employed by the Company or an Affiliated Corporation on the day on which the P4P Award is scheduled to be paid in accordance with Section 4(c), except in the event termination is due to the Participant’s death, disability (as defined in Section 422(c) of the Code) or retirement (after attainment of age 55), or a separate agreement entered into between the Participant and his or her Employer specifically provides otherwise; provided however, that no Participant shall receive such a P4P Award upon retirement or pursuant to a separate agreement entered into between the Participant and his or her Employer unless such award was not intended to be Qualified Performance-based Compensation. In the event of a Participant’s death, disability or retirement, the P4P Award shall be prorated based upon the period of employment during the Performance Period. The Committee may, in its sole discretion, reduce, eliminate or increase any P4P Award for any individual or group, except that the amount of any P4P Award intended to be Qualified Performance-based Compensation may not be increased above the amount determined under Section 4(a) hereof.

(ii)	The P4P Award shall be determined by multiplying the Incentive Percentage applicable to the Participant by the Participant’s annual rate of salary in effect for the last full payroll period of the Performance Period to which the P4P Award pertains. In no event, however, will a P4P Award for a Covered Employee exceed $5,000,000 for a Fiscal Year Performance Period (or in the case of a Performance Period other than a Fiscal Year, an amount that bears the same ratio to $5,000,000 as the Performance Period bears to a Fiscal Year).

(iii)	The Committee shall have the discretion and authority to make adjustments to any P4P Award in circumstances where, during the Performance Period: (1) a Participant leaves the Employer and is rehired as a Participant; (2) a Participant is hired, promoted or transferred into a position eligible for P4P participation; (3) a Participant transfers between eligible P4P positions with different Incentive Percentages or Performance Goals; (4) a Participant transfers to a position not eligible to participate in the P4P; (5) a Participant becomes eligible for an incentive from another incentive plan maintained by the Company or Affiliated Corporation; (6) a Participant is on a leave of absence; and (7) similar circumstances deemed appropriate by the Committee, consistent with the purpose and terms of the P4P; provided however, that the Committee shall not be authorized to increase the amount of the P4P Award payable to a Covered Employee if the amount was intended to be Qualified Performance-based Compensation.

(c)	Payment of Award. Unless the Committee provides otherwise, P4P Awards will be paid in cash or cash equivalent within 75 days of the end of the applicable Performance Period to which the award pertains, but in no event prior to certification by the Committee as provided in Section 4(a). If any portion of a P4P Award payable to a Covered Employee that is intended to be Qualified Performance-based Compensation for any reason is not deductible, payment of that portion shall, at the Committee’s discretion, be deferred until the earliest date it may be paid and deducted; provided however, that any such deferral shall be made in compliance with a plan designed to comply with the requirements of Section 409A of the Code. Further, if the Participant is on administrative suspension at the time payment would otherwise be made, payment shall be delayed until the matter is resolved by the Employer. No payment shall be made if the Committee determines the qualification requirements of Section 4(b)(i) have not been satisfied by the Participant.

5.	Administration

(a)	General. The P4P shall be administered by the Committee. Subject to the provisions of the P4P, the Committee shall have full discretionary authority to administer and interpret the P4P, to exercise all powers either specifically granted to it under the P4P or as are necessary or advisable in the administration of the P4P, to decide the facts in any case arising under the P4P, to prescribe, amend and rescind rules and regulations relating to the P4P, to require performance reports on which it can base its determinations under Section 4(a), and to make all other determinations necessary or advisable for the administration of the P4P, all of which shall be binding on all persons, including the Company, Affiliated Corporations, the Participants (or any person claiming any rights under the P4P from or through any Participant), and any shareholder of the Company. A majority of the Committee shall constitute a quorum, and, provided a quorum is present (or unanimous written consent is otherwise obtained), the Committee shall act pursuant to a majority vote of those present. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the P4P or any Plan Award.

(b)	Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members, may delegate all or any part of its responsibilities and powers for administering the P4P to one or more persons as the Committee deems appropriate, and at any time revoke the allocation or delegation; provided however, the Committee may not delegate its responsibilities under the Plan relating to any Covered Employee’s P4P Award intended to be Qualified Performance-based Compensation to the extent delegation is prohibited under Section 162(m) of the Code.

6.	Miscellaneous

(a)	Amendment and Termination.

(i)	The Board may at any time amend or terminate the P4P (in whole or in part) without the approval of the shareholders of the Company, except as otherwise provided in this Section 6(a). Neither the Company nor any Affiliated Corporation is obligated to continue this P4P.

(ii)	Unless terminated earlier by the Committee, the Plan shall terminate on the fifth anniversary of the effective date. No further P4P Awards may be granted under the Plan following the termination date, but outstanding P4P Awards for Performance Periods begun prior to the Plan termination date shall continue in accordance with their terms.

(iii)	Any amendment to the P4P that changes the class of individuals of an Employer eligible to participate, changes the Performance Measures or the formula used or increases the maximum dollar amount that may be paid to a Participant for a Performance Period shall not be effective with respect to Plan Awards to Covered Employees intended to be Qualified Performance-based Compensation unless the amendment is approved by shareholders before the Plan Award is paid.

(b)	Effect of Incentive Plan Awards on Other Compensation.

(i)	Plan Awards shall not be considered eligible pay under other plans, benefit arrangements, or fringe benefit arrangements of the Company or an Affiliated Corporation, unless otherwise provided under the terms of other plans.

(ii)	To the extent provided in the applicable benefit plan or benefit arrangement of the Company or an Affiliated Corporation, amounts payable as Plan Awards will be reduced in accordance with the Participant’s compensation reduction election, if any, in effect under other plans at the time the Plan Award is otherwise payable.

(c)	No Guarantee, No Funding. The payment of a Plan Award for any Performance Period does not guarantee any person eligibility for or payment of a Plan Award for any other Performance Period. Plan Awards shall be paid solely from the general assets of the Participant’s Employer, to the extent the payments are attributable to services for the Employer. To the extent any person acquires a right to receive payments from an Employer under the P4P, the right is no greater than the right of any other unsecured general creditor.

(d)	Tax Withholding. The Participant’s Employer shall have the right to deduct from all payments made under the P4P any federal, state or local taxes required by law to be withheld with respect to the payments.

(e)	Governing Law. The provisions of the P4P shall be interpreted, construed, and administered in accordance with the referenced provisions of the Code and with the laws of the State of Delaware.

(f)	Awards Not Transferable. Subject to Section 6(h), no amount payable to, or held under the P4P for the account of, any Participant, spouse or beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any amount payable to, or held under the P4P for the account of, any Participant be in any manner liable for such Participant’s debts, contracts, liabilities, engagements, or torts, or be subject to any legal process to levy upon or attach.

(g)	No Contract. This P4P shall not be deemed a contract of employment with any Participant, nor shall any provision hereof affect the right of the Company or any Affiliated Corporations to terminate a Participant’s employment.

(h)	Payments to Minors and Incompetents; Death. If any Participant, spouse or beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Committee may designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any such payment under the Plan. In the event of a Participant’s death prior to payment of any Plan Award to which Participant is otherwise entitled, payment shall be made to the Participant’s then-effective beneficiary or beneficiaries in accordance with the beneficiary designation on file with the Company. If no such beneficiary designation is in effect, payments shall be made to the Participant’s estate.

(i)	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission of any terms of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the Code, and such other arrangements may be either applicable generally or only in specific cases.

(j)	Compliance with Section 162(m) of the Code. It is the intent of the Company that compensation under the Plan payable to Covered Employees shall constitute Qualified Performance-based Compensation unless otherwise determined by the Committee at the time of allocation of an award. Accordingly, the terms of Section 4 and other provisions of the Plan, including the definitions and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code. If any provision of the Plan or any document relating to an award that is designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such award upon attainment of the applicable performance objectives. Notwithstanding the foregoing, however, whenever the Committee determines that it is advisable to grant or pay Plan Awards that do not qualify as Qualified Performance-based Compensation, the Committee may make grants or payments without satisfying the requirements of Section 162(m) of the Code, provided, however, that any such determination must be made prior to the time that any such grant or payment is made.

(k)	Severability; Entire Agreement. If any of the provisions of this Plan or any award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any award documents contain the entire agreement of the parties with respect to the subject matter thereof and, unless specified otherwise, supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof.

(l)	Captions. The captions contained in the P4P are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan, nor do they in any way affect the construction of any provision of the Plan.

CONSECO, INC.

Proxy for 2005 Annual Meeting of Shareholders
Solicited on Behalf of the Board of Directors

Each person signing this card on the reverse side hereby appoints, as proxies, Eugene M. Bullis, John R. Kline, and Daniel J. Murphy, or any of them with full power of substitution, to vote all shares of Common Stock which such person is entitled to vote at the Annual Meeting of Shareholders of Conseco, Inc. to be held at the Conseco Conference Center, 530 College Drive, Carmel, Indiana at 11:00 a.m. local time on August 29, 2005, and any adjournments thereof.

This proxy card will be voted as directed. If no instructions are specified, the shares represented by this proxy shall be voted for the election of all directors listed in item 1, for approval of the Long-Term Incentive Plan in Item 2, for approval of the Pay for Performance Incentive Plan in Item 3 and for the ratification of the appointment of the independent registered public accounting firm in Item 4.

This proxy is continued on the reverse side.
Please sign on the reverse side and return promptly.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Conseco, Inc., c/o Wachovia Bank, NA, Equity Services Group, NC 1153, 1525 West W.T. Harris Blvd., Charlotte, NC 28262-8522.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CNSCO3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONSECO, INC.

THE PROXIES ARE HEREBY AUTHORIZED
TO VOTE AS FOLLOWS:

Vote On Directors		For	Withhold	For All	To withhold authority to vote, mark “For
		All	All	Except	All Except” and write the nominee’s
1.	Election of 01) Debra J. Perry, 02) Philip R.	☐	☐	☐	number on the line below.
Roberts, 03) William S. Kirsch, 04) Michael
T. Tokarz, 05) R. Glenn Hilliard, 06) Michael S.
Shannon, 07) Neal C. Schneider and 08) John G.
Turner for one-year terms expiring in 2006.

Vote On Proposals		For	Against	Abstain
2.	Approval of the Conseco, Inc. 2003 Amended and Restated Long-Term Incentive Plan.	☐	☐	☐
3.	Approval of the Conseco, Inc. 2005 Pay for Performance Incentive Plan.	☐	☐	☐
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for Conseco for the fiscal year ending December 31, 2005.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Please sign below exactly as your name appears on the label. When signing as attorney, corporate officer or fiduciary, please give full title as such. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement dated July 25, 2005.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BLOCK]	Date	Signature (Joint Owners)	Date